EXHIBIT 3.11
COLUMBIA PROPERTIES VICKSBURG, LLC
LIMITED LIABILITY COMPANY AGREEMENT
     THIS LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of January 23, 2003, by and among COLUMBIA PROPERTIES VICKSBURG, LLC, a Mississippi limited liability company (the “Company”), and the persons who have executed this Agreement or a counterpart hereof. The parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1.
ORGANIZATION
     1.1 Formation of Limited Liability Company. On January 23, 2003, the Company was organized as a limited liability company pursuant to the Act by the filing of a Certificate of Formation (“Certificate”) with the Secretary of State of Mississippi as required by the Act. The Members hereby adopt and ratify the Certificate, a copy of which is attached as Exhibit A hereto, and ratify the actions of the Company’s organizer(s). In the event of a conflict between the terms of this Agreement and the terms of the Certificate, the terms of the Certificate shall prevail.
     1.2 Name. The name of the Company shall be COLUMBIA PROPERTIES VICKSBURG, LLC.
     1.3 Registered Agent. The Company’s initial registered agent shall be CT Corporation System, 631 Lakeland East Drive, Flowood, Mississippi 39208. The Manager(s) may, at any time and from time to time, change the registered agent of the Company without the consent of, or notice to, the Members.
     1.4 Purpose. The Company is formed for the purpose of (i) acquiring, owning, and operating the riverboat gaming facility currently known as Harrah’s Vicksburg Casino and the hotel currently known as Harrah’s Vicksburg Hotel, both in Vicksburg, Mississippi, together with all appurtenances and privileges and other real and personal property related thereto, and (ii) engaging in any activity necessary, advisable, incidental, or convenient to the foregoing. The Company shall have all the powers necessary, incidental or convenient to effect any purpose for which it is formed, including all powers granted by the Act.
     1.5 Fiscal Year. The fiscal year of the Company shall be the calendar year or such other fiscal year as the Manager(s) shall determine pursuant to the provisions of Code Section 706(b).
     1.6 Term. The Company was formed on the date of filing of the Certificate and its period of existence shall be perpetual.

ARTICLE 2.
CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS
     2.1 Capital Contributions. Upon execution of this Agreement, each Member shall contribute to the Company cash in the amount set forth opposite such Member’s name on Schedule 1 attached hereto. In exchange for such capital contribution, each Member shall receive the number of Voting Units and Nonvoting Units set forth opposite such Member’s name on Schedule 1. The Members may make and the Company may accept additional capital contributions, as mutually agreed by the Company and the Members.
     2.2 Capital Accounts. Separate capital accounts shall be maintained by the Company for each Member. The capital account of each Member shall be credited with the Member’s capital contributions (at fair market value with respect to contributed property, net of any liabilities assumed by the Company in connection with such contribution or to which such contributed property is subject) and shall be appropriately adjusted to reflect each Member’s allocations of Net Profits and Net Losses, the fair market value of property distributed (net of any liabilities assumed by such Member or any liabilities to which such property is subject) to the Member and such other adjustments as shall be required by Code Section 704 and the regulations promulgated thereunder.
     2.3 Limited Liability. No Manager or Member shall be personally liable to satisfy any judgment, decree, or order of a court for, or be personally liable to satisfy in any other manner, any debt, obligation, or liability of the Company solely by reason of being a Manager or Member.
     2.4 No Interest on or Right to Withdraw Capital Contributions. No interest shall be paid by the Company on capital contributions or on the balance in any capital account and no Member shall have the right to withdraw the Member’s capital contribution or to demand or receive a return of the Member’s capital contribution.
     2.5 Additional Units. Subsequent to the initial issuance of Units, additional Units may be issued and sold by the Company to any Person, whether or not already a Member, upon such terms and conditions as are determined by the Manager(s) (the “Additional Units”); provided however, that no Additional Units shall be issued and sold unless such Additional Units shall have first been offered to the Members pursuant to Section 2.7 below. Any Person purchasing Additional Units shall become a Member of the Company for all purposes upon signing a counterpart to this Agreement. The issuance and sale of Additional Units and the admission of the purchaser as an additional Member shall not cause the dissolution of the Company.
     2.6 Investment Representations and Acknowledgments. Each of the Members represents and acknowledges to the Company, with respect to the issuance of Units to such Member, as follows:

          (a) The Units are being purchased for the Member’s own account and for investment and not with a view to or for resale in connection with any distribution or public offering of the Units within the meaning of the Securities Act of 1933, state securities laws, and other applicable securities laws and rules (collectively the “Securities Laws”).
          (b) The Member has such knowledge and experience in financial and business matters that the Member is capable of evaluating the merits and risks of the purchase of the Units.
          (c) All documents, records, and books pertaining to the Company and the purchase of the Units have been made and are available to the Member and representatives of the Member, and the Member has had an opportunity to ask questions of and receive answers from all persons related to the Company concerning the Company and the Units.
          (d) Neither the Company nor any person acting on its behalf has offered or sold the Units by, or used in connection with such offer or sale, any form of general solicitation or general advertising, including without limitation, any handbills or any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
          (e) No commission, discount, or remuneration (excluding any legal, accounting, and printing fees) has been paid or given directly or indirectly in connection with the offer or sale of the Units or for soliciting any prospective buyer.
          (f) The Units have not been registered under any of the Securities Laws and cannot be resold or otherwise disposed of and must be held indefinitely unless they are subsequently registered under the Securities Laws or an exemption from registration is available.
          (g) The exemption under Rule 144 under the Securities Act of 1933 for a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, an issuer, and who has held for at least one year securities of an issuer concerning which there is available specified public information, will not be available because the Company does not contemplate making available such public information and it is not likely that a trading market in the Units will develop sufficiently to satisfy the “broker’s transaction” requirement of Rule 144.
          (h) The exemption under Rule 144 for a person other than a person described in paragraph (g) above who has held securities for at least two years will be available without regard to whether there is available specified public information concerning the Company or whether a trading market in the Units will develop sufficiently to satisfy the “broker’s transaction” requirement, but no market now exists or is expected to develop for the resale of the Units.

          (i) The Company is under no obligation and does not intend to register the Units under the Securities Laws or to effect compliance with any exemption from registration under the Securities Laws in the future.
     2.7 Pre-Emptive Rights.
          (a) Before the Company may issue and sell Additional Units to any Person, including an existing Member, the Company must first offer (the “Offer”) to sell such Additional Units to all of the existing Members in accordance with this Section. The Offer must be bona fide, be in writing and be an offer with respect to all of the Additional Units offered by the Company. The Offer must identify and set forth the number of Additional Units subject to the Offer, the purchase price thereof, which must be stated in United States dollars (the “Offer Price”), the terms of payment of the Offer Price and the closing date, which shall not be earlier than thirty (30) days or later than one hundred twenty (120) days after the date notice of the Offer is given to the Members (collectively, the “Offer Terms”).
          (b) Effective upon the date the notice of the Offer is given by the Company to the Members (the “Notice Date”), each of the Members shall have the option to purchase, upon the Offer Terms, the number of Additional Units subject to the Offer multiplied by a fraction in which the numerator is the number of Units such Member owns and the denominator is the aggregate number of Units owned by all the Members. In order to exercise such option, a Member must give notice of such exercise to the Company within fifteen (15) days after the Notice Date.
          (c) The closing of all purchases under this Section shall take place thirty (30) days after the Notice Date or such other time as the parties to such closing agree. If any Member (or such Members’ representative) fails to appear at the closing or appears and fails to purchase the Additional Units which such Member is obligated to purchase, the closing shall be adjourned two business days and at such adjourned closing such Member may purchase such Additional Units.
          (d) If any Member does not exercise such Member’s option to purchase such Member’s proportionate share of the Additional Units, or if any Member exercises such option but fails to purchase such Member’s proportionate share of the Additional Units in accordance with Paragraph (c) above, the Company may sell the Additional Units not purchased by such Member pursuant to this Section to any Person, including any other Member, provided such sales shall occur not later than one hundred eighty (180) days after the Notice Date and only in accordance with the Offer Terms, except that the sales price may exceed the Offer Price.

ARTICLE 3.
ALLOCATIONS AND DISTRIBUTIONS
     3.1 Allocation of Net Profits and Net Losses.
          (a) All Net Profits and Net Losses shall be allocated among the Members as set forth in this Section; provided, that federal income tax attributes of property contributed to the Company shall be allocated among Members so as to take into account the variation between the federal income tax basis of the property to the Company and its fair market value at the time of its contribution to the Company utilizing any method selected by the Manager(s) that is authorized by Code Section 704(c) and the regulations promulgated thereunder.
          (b) Except as provided in Section 3.1(a), Net Profits shall be allocated at the end of each tax year of the Company among Members as follows:
               (i) First, to any Members having negative capital account balances, in proportion to and to the extent of such negative balances;
               (ii) Second, to the extent Net Losses were previously allocated under Section 3.1(c)(ii) and were not offset by previous allocations of Net Profits under this Section 3.1(b)(ii), Net Profits equal to the amount of such Net Losses shall be allocated in the manner such Net Losses were allocated; and
               (iii) The balance, if any, to Members in proportion to their respective ownership of Units.
          (c) Except as provided in Section 3.1(a), Net Losses shall be allocated at the end of each tax year of the Company among Members as follows:
               (i) First, to the extent Net Profits were previously allocated under Section 3.1(b)(iii) and were not offset by previous allocations of Net Losses under this Section 3.1(c)(i), Net Losses equal to the amount of such Net Profits shall be allocated in the manner such Net Profits were allocated;
               (ii) Second, to any Members having positive capital account balances, in proportion to and to the extent of such positive balances; and
               (iii) The balance, if any, to Members in proportion to their respective ownership of Units.
     3.2 Distributions.
          (a) Subject to Section 3.3, distributions to Members shall be made in such amounts and at such times as the Manager(s) shall determine and among the Members in the following proportions:

               (i) First, to Members having positive capital account balances, in proportion to and to the extent of such positive balances; and
               (ii) The balance, if any, to Members in proportion to their respective ownership of Units.
          (b) For purposes of this Section, neither a reimbursement to a Manager or a Member for an expenditure properly considered as a cost or expense of the Company, nor the payment by the Company of any fee to a Manager or Member, nor the payment to a Manager or Member of any principal or interest on any loan, shall be considered a distribution to a Member, and the Company may make any such reimbursement, payment, or repayment prior to any distribution to Members under this Section.
          (c) All distributions, upon dissolution or otherwise, shall be made solely from the Property and no Member (even if the Member has a deficit balance in the Member’s capital account) or Manager shall be personally liable for any such return. Any securities or other assets distributed to the Members shall be valued at their fair market value as determined in good faith by the Liquidator.
     3.3 Required Minimum Distributions.
          (a) On or before April 1 of each calendar year, the Company shall make a per Unit distribution in respect of the Company’s most recently ended tax year to Members of record on the last day of such year in an amount, determined by the Manager(s), equal to the Required Minimum Distribution, as defined below. The Required Minimum Distribution for each tax year shall be equal to the highest federal, state and local income taxes payable per Unit by any Member in respect of the Company’s net taxable income for such tax year (or by any direct or indirect owner of any Member or beneficiary of a trust that is a Member who incurs income tax liability in respect of the Company’s net taxable income).
          (b) Any cash distribution which exceeds the amount of the Required Minimum Distribution for any tax year shall not affect the determination of the Required Minimum Distribution for any subsequent tax year. Notwithstanding any other provision of this Agreement, the Company shall be under no obligation to make any Required Minimum Distribution if such distribution is then prohibited under applicable law or any agreement to which the Company is a party.
          (c) In recognition of the fact that some of the Members (or some of the direct or indirect owners of a Member or beneficiaries of a trust that is a Member who incurs income tax liability in respect of the Company’s net taxable income) may be required to make quarterly payments of estimated taxes in respect of the Company’s net taxable income, the Company may, if the Manager(s) so determines, make cash distributions of an estimate of the Required Minimum Distributions in quarterly installments (payable on or before the first day of January, April, July and October) in order to permit such persons to pay their quarterly estimated taxes.

ARTICLE 4.
MANAGEMENT: RIGHTS, POWERS AND OBLIGATIONS OF THE MANAGERS
     4.1 Management and Control in General.
          (a) Subject to Sections 4.1(c) and 5.2(b), the business of the Company shall be exercised by or under the direction of the Manager(s). No Member, acting solely in the capacity as a member, is an agent of the Company or shall have any right to act on behalf of or to bind the Company. Each Manager shall have all the rights, powers and obligations of a manager as provided in the Act and as otherwise provided by law. Every Manager is an agent of the Company for the purpose of its business and affairs, and the act of any Manager, including, but not limited to, the execution in the name of the Company of any instrument for apparently carrying on in the usual way the business or affairs of the Company, binds the Company, unless the Manager so acting has, in fact, no authority to act for the Company in the particular matter and the person with whom he is dealing has knowledge of the fact that the Manager has no such authority. An act of a Manager which is not apparently for the carrying on in the usual way the business of the Company does not bind the Company unless authorized in accordance with this Agreement.
          (b) Notwithstanding anything to the contrary in this Agreement or the Act, the approval, vote, or consent of the Members shall not be required, and the Manager(s) shall be authorized to approve, each of the following matters: (i) a merger or consolidation of the Company; (ii) an amendment to the Certificate; and (iii) the sale, exchange, lease or other transfer of all or substantially all of the assets of the Company.
          (c) If William J. Yung, III ceases to be the Manager, then without the written consent of the holders of not less than 5/7 of the outstanding Voting Units and not less than 5/7 of the then living Yung Siblings, the Company shall not: (i) employ or engage the services of any Member, any beneficiary of a trust that is a Member, or any Member’s Family Members or Affiliates (collectively a “Restricted Person”), and in no event shall the Company provide compensation or benefits to any Restricted Person in excess of the fair market value of the services actually rendered to the Company; (ii) make any loan or advancement to or receive any loan or advancement from any Restricted Person; (iii) issue to any Restricted Person any Units or any right to purchase, subscribe to, or otherwise acquire any Units or any interest therein, whether by granting options, Unit bonuses, warrants, rights, convertible securities, or otherwise; or (iv) enter into any other agreement or transaction with any Restricted Person.
     4.2 Number and Appointment of Manager(s); Removal.
          (a) The initial number of Manager(s) of the Company shall be one and the initial Manager of the Company shall be William J. Yung, III. Such number may be changed from time to time upon the affirmative vote of Members holding a majority of the outstanding Voting Units held by all Members. Each Manager shall hold office until such Manager’s resignation, removal or death.

          (b) All the Managers or any individual Manager may be removed from office, without assigning any cause, by the affirmative vote of Members holding a majority of the outstanding Voting Units held by all Members. In case of such removal, a new Manager may be elected at the same meeting. Failure to elect a Manager to succeed any Manager removed shall be deemed to create a vacancy in the Managers, unless the number of Managers is changed as provided in Section 4.2(a) above.
          (c) A Manager may resign at any time by giving written notice to the Company.
          (d) In the event of a vacancy in the position of Manager by reason of an increase in the number of Managers, resignation or removal, a new Manager shall be appointed by the affirmative vote of the Members holding a majority of the outstanding Voting Units held by all Members.
          (e) A Manager shall not be required to be a Member, a resident of Mississippi, or a natural person.
     4.3 Employment of Others, Including Affiliates. The Manager(s) shall not be required to devote full time to the affairs of the Company and shall devote such time to Company affairs as they in their sole and unrestricted discretion deem necessary to manage and supervise the operations and business of the Company. The Manager(s) shall have the right to appoint officers and agents of the Company and establish their compensation and duties. Nothing contained in this Agreement shall preclude the employment by the Company of any Manager or Member or any agent or third party to operate and manage all or any portion of the Property or to provide any service relating to the business of the Company, subject to the control of the Manager(s). The Company may engage Affiliates of any Manager(s) or Member to render services to the Company, provided that any such engagement shall be upon terms and conditions no less favorable to the Company than could be obtained from an independent third party. Neither the Company nor any of the other Members shall have, as a consequence of the relationship created hereby, any right in or to any income or profits derived by a Manager or Member or an Affiliate of any of the Managers or Members from any business arrangements with the Company which are consistent with this Section.
     4.4 Expenses. The Company shall pay all costs and expenses arising from or relating to the organization of the Company, the acquisition of Property and the commencement and continuation of Company operations. The Company shall not be required to reimburse the Manager(s) and their Affiliates for overhead expenses incurred by them in providing services to the Company, but shall be required to reimburse such parties for reasonable out-of-pocket expenses so incurred by them.
     4.5 Title to Property. Title to Property shall be taken in the name of the Company or in the name or names of a nominee or nominees designated by the Manager(s).

     4.6 Liability of Manager(s). No Manager or any Affiliate of a Manager, or their respective officers, shareholders, controlling persons, directors, agents and employees, shall be liable, responsible or accountable in damages or otherwise to the Company or to any of the Members, their successors or permitted assigns, for any act or failure to act in connection with the affairs of the Company, except liability for: (i) the amount of a financial benefit received by the Manager to which the Manager is not entitled; (ii) an intentional infliction of harm on the Company or the Members; (iii) an intentional violation of criminal law; or (iv) a violation of Section 79-29-606 of the Act.
     4.7 Indemnification. The Company shall, to the fullest extent permitted by law, indemnify or agree to indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not such Person is by or in the right of the Company, by reason of the fact that such Person is or was a Manager, officer, employee or agent of the Company or any Manager, or is or was serving at the request of the Company as a manager, director, trustee, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan, against expenses (including attorney fees), judgments, penalties, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding.
     4.8 Tax Matters Partner. The William J. Yung, III shall be the “tax matters partner” for purposes of the Code and shall have the authority to exercise all functions provided for in the Act, or in regulations promulgated thereunder by Treasury, including, to the extent permitted by such regulations, the authority to delegate the function of tax matters partner to any other person. The tax matters partner shall be reimbursed for all reasonable expenses incurred as a result of its duties as tax matters partner. In the event the tax matters partner resigns as tax matters partner or ceases to hold any Units, such tax matters partner shall thereupon cease to be the “tax matters partner” and such Member as appointed by the Manager(s) shall become the tax matters partner.
ARTICLE 5.
MEETINGS; VOTING AND OFFICERS
     5.1 Meetings of Members.
          (a) Notice of Meetings. Meetings of Members may be called by (i) the Manager(s) or (ii) the Members holding a majority of the outstanding Voting Units held by all Members. Written notice of any meeting, stating the time, place and purpose of the meeting, shall be given either by personal delivery or by mail not less than seven (7) nor more than sixty (60) days before the date of the meeting to each Member of record. If mailed, such notice shall be addressed to the Member at its address as it appears in the Unit Journal. No business other than that specified in the notice shall be considered at any meeting.
          (b) Quorum. The Members holding a majority of the outstanding Voting Units held by all of the Members, present in person or represented by proxy,

shall constitute a quorum for transaction of business at any meeting of the Members. Members holding a majority of the outstanding Voting Units held by all of the Members at such meeting (whether or not a quorum is present) may adjourn such meeting from time to time. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting.
          (c) Actions. The affirmative vote of Members holding not less than a majority of the outstanding Voting Units held by all Members shall be necessary for the authorization or taking of any action voted upon by the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Certificate or by this Agreement.
          (d) Action by Members Without Meeting. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by the Members holding not less than the minimum number of Voting Units that would be necessary to authorize or take such action at a meeting at which all of the Members were present and voting. Prompt notice of the taking of the action without a meeting by less than a unanimous consent shall be given to all Members, but the failure to provide such notice shall not affect the validity of the action.
          (e) Telephonic Meetings. The Members may participate in and act at any meeting of the Members through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the Persons so participating.
          (f) Transfers of Voting Rights and Proxies. The Members and the Company each agree not to enter into any agreement or understanding, oral or written, including, without limitation, voting agreements, member agreements, or proxies, pursuant to which any person other than the owner of Units acquires the ability to exercise, in whole or in part, any voting or other rights associated with such Units. Notwithstanding the foregoing, any Member may grant a revocable proxy to vote such Member’s Voting Units with a duration of not more than thirty (30) days.
          (g) Place of Meeting. All meetings of Members shall be held at the place stated in the notice of meeting, which may be within or without Mississippi.
          (h) Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing executed by the Member, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. The attendance of any Member at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such Member of notice of such meeting.

     5.2 Meetings of Managers.
          (a)Notice of Meetings. Meetings of Manager(s) may be called by any Manager. Written notice of any meeting, stating the time and place of the meeting, shall be given either by personal delivery or by mail not less than two (2) days nor more than thirty (30) days before the date of the meeting to each Manager. If mailed, such notice shall be sent to the Manager(s) in accordance with Section 9.2. Prompt notice of the taking of the action without a meeting by less than a unanimous consent shall be given to all Managers, but the failure to provide such notice shall not affect the validity of the action.
          (b) Quorum; Actions. A majority of the number of Managers then fixed by the Members shall constitute a quorum for transaction of business at any meeting of the Managers. The act of a majority of the total number of Managers is the act of the Managers.
          (c) Action by Managers Without Meeting. Any action required or permitted to be taken at a meeting of the Managers may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by a majority of the number of Managers then fixed by the Members.
          (d) Telephonic Meetings. The Managers may participate in and act at any meeting of the Managers through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the Persons so participating.
          (e) Place of Meeting. All meetings of Managers shall be held at the place stated in the notice of meeting, which may be within or without Mississippi.
          (f) Waiver of Notice. When any notice is required to be given to any Manager, a waiver thereof in writing executed by the Manager, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. The attendance of any Manager at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such Manager of notice of such meeting.
     5.3 Record Date and Closing Unit Transfer Books.
          (a) Record Date. For any lawful purpose, including without limitation the determination of the Members who are entitled to receive notice of or to vote at any meeting of Members or to receive payment of any distribution, the Manager(s) may fix a record date which shall not be a date earlier than the date on which the record date is fixed and shall not be more than sixty (60) days preceding the date of the meeting of Members or the date fixed for the payment of the distribution, as the case may be. When a determination of Members entitled to vote at any meeting of Members has been made as provided herein, such determination shall apply to any adjournment thereof.

          (b) Closing Unit Transfer Books. The Manager(s) may close the Company’s Unit Journal (as defined below) against Transfers of Units during the whole or any part of the period between the record date and the date fixed for the payment of any distribution.
          (c) Adjournments. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.
     5.4 Officers.
          (a) Election. The Manager(s) may elect a president, one or more vice presidents, a treasurer, a secretary and such other officers and assistant officers as may be deemed necessary. Any two or more of such offices may be held by the same person. Election of an officer shall not of itself create contract rights. The initial officers of the Company shall be:

William J. Yung, III	—	President

Joseph A. Yung	—	Secretary and Treasurer
          (b) Term. The officers of the Company shall hold office until their successors are elected and qualified, or for such shorter period as the Manager(s) may provide, but any officer may be removed at any time, with or without cause, by the Manager(s) without prejudice to the contract rights, if any, of the officer so removed. The Manager(s) may fill any vacancy in any office at any time.
          (c) President. The president shall be the chief executive officer of the Company and shall exercise supervision over the business of the Company and over its several officers subject to at all times the control of the Manager(s). The president shall have such other powers and duties as the Manager(s) may from time to time assign to the president.
          (d) Vice President. The vice president or vice presidents shall perform such duties as may from time to time be assigned to it or them by the Manager(s) or the president. At the request of the president or in case of its absence or disability, the vice president, or, if more than one, one of the vice presidents in the order of their seniority, shall perform all the duties of the president and when so acting shall have all of the authority of the president.
          (e) Secretary. The secretary shall attend all meetings of the Members and shall keep or cause to be kept a true and complete record of the proceedings of those meetings and shall perform whatever additional duties the Manager(s) or the president may from time to time prescribe.
          (f) Treasurer. The treasurer shall have custody of all funds and securities of the Company. The treasurer shall keep full and accurate accounts of receipts and disbursements and shall deposit all Company monies and other valuable effects in the name and to the credit of the Company in a depository or depositories designated by the Manager(s). The treasurer shall disburse the funds of the Company and shall render to the Manager(s), whenever they may require it, an account of its transactions as treasurer and of the financial condition of the Company. If requested by the Manager(s), the treasurer shall furnish a bond satisfactory to the Manager(s).
          (g) Assistant Officers. Assistant and subordinate officers shall perform such duties as the Manager(s) or the president may prescribe.
          (h) Absence of Officers. In the absence of any officer of the Company or for any other reason the Manager(s) may deem sufficient, the Manager(s) may delegate any or all of the powers or duties of such officer to any other officer or to any Manager.
          (i) Direction and Control. All of the officers of the Company shall at all times be and remain subject to the direction and control of the Manager(s).
ARTICLE 6.
TRANSFERS OF UNITS; ADMISSION OF NEW MEMBERS
     6.1 General; Withdrawal.
          (a) No Transfer of Units shall be made by any Member except Transfers which are permitted by and made in compliance with Sections 6.1 and 6.2 and either Section 6.3, 6.4, 6.5, or 6.6. No Units shall be Transferred: (i) without compliance with any and all state and federal securities laws and regulations; and (ii) unless the Transferee otherwise complies with this Agreement. Any attempted Transfer of Units in violation of this Article shall be null, void and of no effect and shall confer no rights on the Transferee as against the Company or any Member. The Transferor shall not retain any Membership Rights with respect to the Transferred Units, whether or not the Transferee is admitted as a Member. A Transfer of Units shall include all of the Transferor’s rights (including Membership Rights) with respect to the Transferred Units.
          (b) The effective date of a Transfer made in accordance with this Article shall be the date the conditions set forth in this Article are satisfied. The Company shall be entitled to treat the Transferor as the absolute owner of the Transferred Units in all respects and shall incur no liability for distributions or allocations made in good faith to the Transferor until such conditions are satisfied.
          (c) The costs incurred by the Company associated with the Transfer of Units and the admission (if any) of a Member contemplated by this Article (including reasonable attorneys’ fees) shall be borne by the Transferee.
          (d) No Transfer of Units shall be effective unless approved by the Commission, to the extent required by the Gaming Regulations.
     6.2 Rights of Transferee; Admission of Transferee Members. Each Transferor shall be deemed to give each Transferee the right to become a Member and each Transferee shall be admitted as a Member without the consent of the Manager(s) or the other Members. The Transferee shall have all of the Membership Rights of the Transferor and shall be subject to all of the restrictions and liabilities of the Transferor with respect to the Transferred Units; provided however, no Transferee shall be obligated for liabilities that cannot be ascertained from this Agreement and are otherwise unknown by the Transferee at the time the Transferee becomes a Member. In addition, in order for the Transferee to be admitted as a Member, the following conditions must be satisfied: (i) the Transfer shall be made by a written instrument, signed by the Transferor and accepted in writing by the Transferee, and a duplicate original of such instrument shall be delivered to the Company; and (ii) the Transferee shall execute and deliver to the Company a written instrument, in form reasonably satisfactory to the Company, pursuant to which the Transferee agrees to be bound by this Agreement.
     6.3 Certain Permitted Transfers. The following Transfers of Units are permitted:
          (a) A Transfer to which all of the Manager(s) or the holders of all of the outstanding Voting Units consent in writing.
          (b) A Transfer upon the death of a Member who is an individual under the terms of the Member’s will or the laws of succession if the Member dies intestate.
          (c) A Transfer from a trust to the beneficiary of the trust in accordance with the terms of the trust.
          (d) A Transfer by William J. Yung, III.
     6.4 Contracts to Sell Units.
          (a) A Member (the “Seller”) who enters into a contract to sell any Units (the “Contract”) may sell such Units upon compliance with this Section.
          (b) The Contract must be bona fide, be conditioned only on compliance with this Agreement, be in writing, and be the entire agreement of the parties thereto. The Contract must identify and set forth the Units subject to the Contract (the “Contract Units”), the purchase price for such Contract Units, which must be stated in United States dollars (the “Contract Price”), and the terms of payment of the Contract Price and the closing date, which shall be not earlier than ninety (90) days nor later than one hundred twenty (120) days after the date notice of the Contract is given to the Company and to all Members (collectively the “Contract Terms”), and the name, address, and telephone number of the purchaser and if the purchaser is not to be the beneficial owner of the Contract Units, the name, address, and telephone number of such beneficial owner (collectively the “Purchaser”). The Contract must be executed by and be binding on the Seller and Purchaser subject only to compliance with this Agreement.

          (c) Immediately upon execution of the Contract, the Seller shall give notice of the Contract to the Company and to all Members. Such notice must contain a copy of the Contract.
          (d) Effective upon the date such notice is given (the “Effective Date”), the Company shall have the option to purchase the Contract Units upon the Contract Terms, except that the exercise price shall be the lesser of the Contract Price or the Book Value. The Manager(s) shall determine whether and as to how many of the Contract Units the Company shall exercise such option. In order to exercise such option, the Company must give notice of such exercise, stating the number of Contract Units as to which the Company is exercising such option and the number of Contract Units as to which the Company is not exercising such option, if any (the “Remaining Contract Units”), to all of the Members within thirty (30) days after the Effective Date. If the Company exercises such option with respect to less than all of the Contract Units, such exercise shall be deemed to be contingent upon the exercise, under Paragraph (e) below, of options to purchase all of the Remaining Contract Units.
          (e) If the Company does not exercise such option or exercises such option with respect to less than all of the Contract Units, effective thirty-one (31) days after the Effective Date each of the Members except the Seller (the “Option Member(s)”) shall have the option to purchase, upon the Contract Terms except that the exercise price shall be the lesser of the Contract Price or the Book Value thereof, the number of Remaining Contract Units multiplied by a fraction in which the numerator is the number of Units such Option Member owns and the denominator is the aggregate number of Units owned by all Option Members. In order to exercise such option, an Option Member must give notice of such exercise to the Seller and all Members within sixty-one (61) days after the Effective Date. If no Option Members exercise such option, the Seller shall proceed in accordance with Paragraph (g) below. If less than all Option Members exercise such option: (i) each of the Option Members exercising such option (collectively the “Exercising Members”) shall be obligated to purchase the number of Remaining Contract Units multiplied by a fraction in which the numerator is the number of Units such Exercising Member owns and the denominator is the aggregate number of Units owned by all Option Members; and (ii) in addition, any Exercising Member who, in its notice of exercise, offers to purchase additional Remaining Contract Units (which become available if less than all Option Members exercise such option), shall be obligated to purchase the number of Remaining Contract Units not obligated to be purchased under clause (i) above multiplied by a fraction in which the numerator is the number of Units such Exercising Member owns and the denominator is the aggregate number of Units owned by all Exercising Members making an offer described in this clause (ii). If no Exercising Members so make such an offer, the Seller shall proceed in accordance with Paragraph (g) below.
          (f) The closing of all purchases under this Section shall take place on the later of (i) ninety (90) days after the Effective Date or (ii) the closing date, if any, under the Contract Terms. If any purchaser (or its representative) fails to appear at the closing or appears and fails to purchase the Contract Units which such purchaser is obligated to purchase, the closing shall be adjourned two business days and at such adjourned closing the Company or any Exercising Member may purchase such Contract Units and they may allocate such Contract Units between them in any manner to which they may agree.
          (g) If the Company and the Members do not exercise their respective options to purchase all of the Contract Units, or if they exercise such options but fail to purchase all of the Contract Units in accordance with Paragraph (f) above, the Seller shall sell the Contract Units only to the Purchaser and only in accordance with the Contract Terms, but not later than one hundred eighty (180) days after the Effective Date. If the Purchaser does not purchase all of the Contract Units from the Seller within such period, or if they make or wish to make any change, whether or not such change is material, in the Contract Terms, the Seller’s right to sell to the Purchaser under this Section shall terminate, and the Seller shall not sell the Contract Units without again complying with this Section.
          (h) The parties acknowledge that the value of the Units is enhanced by holding a controlling interest in the Company and controlling the Company’s affairs. Therefore, in the best interest of all Members, the parties agree that if after (but not prior to) the sale of Units provided in any Contract the Purchaser and its Affiliates would hold directly or indirectly a majority of the outstanding Voting Units, and if the options to purchase all of the Contract Units are not exercised in accordance with this Section, the Contract shall be deemed to include an offer by the Purchaser to purchase all Units held by all Members on the same terms as the Contract Terms, including all consideration paid under restrictive covenants and that portion of the consideration paid under consulting or employment agreements, leases, or similar arrangements which exceeds the reasonable value of the services or property furnished. For purposes of this paragraph (h), a Person shall be deemed to hold all Units which such Person may at any time subscribe to or acquire under all securities such Person holds.
     6.5 Disassociation.
          (a) If an event of disassociation occurs with respect to any Member as provided in Section 79-29-307 of the Act, the disassociating Member shall cease to be a Member, and to the extent the disassociating Member continues to hold Voting Units all of such Voting Units shall be automatically converted into Nonvoting Units. The disassociating Member shall have no right to receive the fair value of such Units as a result of the event of disassociation.
          (b) No Member has the power to withdraw by voluntary act from the Company.
     6.6 Purchase of Units Upon Finding of Unsuitability.
          (a) If at any time the Commission finds that any Member is unsuitable to own Units under the Gaming Regulations (the “Finding”), such Member shall sell all of its Units in accordance with this Section 6.6 and the Gaming Regulations. Beginning on the date when the Commission serves notice upon the Company of a Finding, the unsuitable Member shall not receive any share of the Net Profits or Net Losses in respect of such Member’s Units, exercise, directly or through any trustee or nominee, any voting right conferred by such Units, or receive any remuneration in any form from the Company, for services rendered or otherwise.
          (b) The purchase price per Unit for such Units shall be the greater of an amount equal to the Book Value thereof or the Capitalized Value thereof.
          (c) The purchase and sale of all Units under this Section shall take place not less than ten (10) days after the Finding. The Company shall at its option (i) pay the purchase price in full by cash or certified or cashier’s check, or (ii) pay not less than one-fifth of the purchase price in cash or by certified or cashier’s check and the balance by delivery of its promissory note in the form of Exhibit B attached hereto. If the Company delivers a promissory note to such Member, the Company shall grant to such Member a perfected security interest in the Units sold to the Company by such Member.
     6.7 Priority of Procedures
          (a) If any permitted Transfer with respect to any Units is pending under Section 6.3 (Certain Permitted Transfers), Section 6.4 (after notice of a Contract is given), or Section 6.6 (after a Finding ), and if before closing any event occurs which would or could cause another permitted Transfer with respect to the same Units otherwise to become pending, then any procedures required or permitted to effect the “junior” permitted Transfer, as defined in Section 6.7(b), shall be stayed until after the closing of the “senior” Permitted Transfer, at which time such procedures, to the extent not rendered moot by such closing, shall continue as if such stay had not been effective.
          (b) For purposes of this Section: the following Sections shall have the following order of priority, ranked from the most “senior” to the most “junior”: Section 6.6 (Finding), Section 6.3 (Certain Permitted Transfers), and Section 6.4 (Contracts).
ARTICLE 7.
REPORTS AND TAX MATTERS
     7.1 Books, Records and Reports.
          (a) The Company shall keep at its principal place of business the following: (i) a current list of the full name and last known street address of each Member and Manager; (ii) a copy of the Certificate and all certificates of amendment and restatement thereof, together with executed copies of any powers of attorney pursuant to which any Certificate has been executed; (iii) a copy of this Agreement; and (iv) unless contained in the Certificate or this Agreement, a writing setting out: (A) the amount of cash and a description and statement of the agreed value of the other property or services contributed by each Member and which each Member has agreed to contribute; (B) the times at which or events on the happening of which any additional contributions agreed to be made by each member are to be made; and (C) any events upon the happening of which the Company is to be dissolved and its affairs wound up. The records specified under this section are subject to inspection and copying at the reasonable request, and at the expense, of any Member or Manager during ordinary business hours.
          (b) The Manager(s) shall cause the Company to prepare and file income tax returns with the appropriate authorities. Within ninety (90) days after the close of each fiscal year of the Company, the Manager(s) shall send to each person who was a Member at any time during such fiscal year such information as will be sufficient to prepare documents which may be required to be filed by such Members under applicable federal, state and local income tax laws.
          (c) Within ninety (90) days after the close of the Company’s fiscal year, the Company shall use its best efforts to cause each Member to receive financial statements of the Company for the fiscal year then ended (including a balance sheet and statement of income).
     7.2 Record of Unit Ownership. The Manager(s) shall maintain a journal of ownership of all of the outstanding Units containing the name and address of each Member, the number of Units held and whether each Member is a Member (the “Unit Journal”). The Unit Journal shall be conclusive evidence of the ownership of the Units and status as a Member absent manifest error.
     7.3 Section 754 Election. In the event of a distribution of property made in the manner provided in Code Section 734, or in the event of a Transfer of any Unit permitted by this Agreement made in the manner provided in Code Section 743, the Company may, but shall not be required to, file an election under Code Section 754 in accordance with the procedures set forth in the regulations promulgated thereunder.
ARTICLE 8.
DISSOLUTION AND TERMINATION
     8.1 Dissolution of the Company. The Company shall be dissolved and its affairs wound up upon the earlier occurrence of any of the following events:
          (a) the written agreement of Members holding a majority of the Voting Units held by all the Members; or
          (b) the written consent of a majority of the Manager(s); or
          (c) the sale of all or substantially all of the Property or other conversion of all or substantially all of the Property to cash; or
          (d) Upon the entry of a decree of judicial dissolution under Section 79-29-802 of the Act.
The Company shall not be dissolved upon an event of dissociation of a Member as provided in Section 79-29-307 of the Act.

     8.2 Liquidation and Winding Up.
          (a) Upon dissolution of the Company, the Manager(s), shall serve as liquidator of the Company (the “Liquidator”). The Liquidator shall, with reasonable speed, wind up the affairs of the Company and liquidate the Property. The Liquidator shall have unlimited discretion to determine the time, manner and terms of any sale of Property having due regard to the activity and condition of the relevant market and general financial and economic conditions and shall be authorized to continue the business of the Company in order to maximize its value as a going concern for eventual sale.
          (b) Upon completion of the winding up of the affairs and business of the Company, the assets of the Company shall be distributed by the Liquidator in the following manner and order of priority:
               (i) First, such assets shall be applied to the payment of debts and liabilities of the Company (including any loans from a Manager or Member to the Company) and the payment of expenses of the winding up of the affairs and business of the Company;
               (ii) Second, such assets shall be applied to the setting up of any reserves (to be held by the Liquidator) which the Liquidator may deem necessary or appropriate for any contingent or unforeseen liabilities or obligations of the Company; and
               (iii) Finally, the remainder, if any, of such assets shall be distributed to the Members in accordance with the provisions of Article 3.
          (c) If any Member shall be indebted to the Company, then until payment of such indebtedness by such Member, the Liquidator shall retain such Member’s distributive share of Property and apply the same to the payment of such indebtedness.
          (d) The Liquidator shall comply with all requirements of the Act and other applicable law pertaining to the dissolution, winding up and liquidation of a limited liability company.
     ARTICLE 9.
      MISCELLANEOUS PROVISIONS
     9.1 Definitions. As used in this Agreement, the following terms shall each have the meaning set forth in this Article (unless the context otherwise requires).
          “Act” shall mean Chapter 79 of Title 29 of the Mississippi Code of 1972, as amended, as now in effect or as hereafter amended or revised, and any references to sections of the Act shall include any successor provisions of similar tenor or effect.
          “Affiliates” of a Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such Person.

          “Agreement” shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the provisions hereof.
          “Book Value” of a Member’s Units shall mean the amount that would be distributed to such Member in accordance with Section 8.2(b)(iii) if, as of the Valuation Date, the Company were dissolved and the Property were liquidated at its book value as reflected on the balance sheet of the Company, reduced by any distribution declared and distributed with respect to such Units after the Valuation Date and prior to the closing of the purchase and sale of such Units, or increased by any distribution declared with respect to such Units before the Valuation Date and recorded as a liability in the Company’s balance sheet, if the record date for such distribution is after the sale of such Units. Such balance sheet shall have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.
          “Capitalized Value” of a Member’s Units shall mean the amount that would be distributed to such Member in accordance with Section 8.2(b)(iii) if, as of the Valuation Date, the Company were dissolved and the Property were liquidated and the Company’s liabilities paid in full for an amount equal to five times the weighted average EBIDTA per Unit of the Company for the three (3) years ended the Valuation Date, as shown on the Company’s statements of profit and loss for such years. The weighted average adjusted EBITDA per Unit for such period shall be calculated by multiplying the most recent year’s adjusted EBITDA before tax per Unit by three, the second most recent year’s adjusted EBITDA before tax per Unit by two, and the third most recent year’s adjusted EBITDA before tax per Unit by one, then by adding such products together, and then by dividing the total sum by six. The adjusted EBITDA per Unit for each year shall be the EBITDA of the Company divided by the average number of Units issued and outstanding during the year. Such statements of profit and loss shall have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year. If the Company has not then had three fiscal years of operations, the period from the date hereof through the Valuation Date shall be used in lieu of the three years ended the Valuation Date, and the EBITDA for such period shall not be weighted and shall be annualized.
          “Code” shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
          “Commission” shall mean the Mississippi Gaming Commission.
          “EBITDA” shall mean earnings before interest, taxes, depreciation, and amortization.
          “Event” shall mean (i) the “Effective Date” with respect to Contracts to sell Units pursuant to Section 6.4, or (ii) the date of a Finding under Section 6.6.
          “Family Members” shall mean an individual’s spouse, lineal descendants, spouses of lineal descendants, parents of spouse, brothers and sisters of spouse, or lineal descendants (and spouses of such lineal descendants) of such brothers and sisters, or any trust for the benefit of such persons. The Family Members of a trust that is a Member shall refer to the Family Members of the beneficiaries of the trust.
          “Financial Rights” shall mean those rights associated with a Unit to share in the Net Profits and Net Losses and distributions with respect to such Unit, and the right to assign such rights, in accordance with the terms of this Agreement, the Certificate, and the Act.
          “Gaming Regulations” shall mean all statutes, laws, rules, and regulations applicable to gaming in the State of Mississippi.
          “Governance Rights” shall mean all rights associated with a Unit other than Financial Rights, including, without limitation, the right to vote, receive notices and attend meetings of Members, and the right to assign such rights to a Transferee.
          “Member” shall mean each Person who holds any Units.
          “Membership Rights” shall mean Financial Rights and Governance Rights.
          “Net Profits” and “Net Losses” shall mean (i) the income or loss, as the case may be, of the Company for federal income tax purposes for a tax year as determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in Net Profits and Net Losses), plus (ii) any tax-exempt income received by the Company, less (iii) any expenditures of the Company described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to the regulations promulgated under Code Section 704(b)).
          “Nonvoting Units” shall mean Units which entitle the holders thereof to Financial Rights but not Governance Rights.
          “Person” shall mean and include an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.
          “Property” shall mean, at any time, all property, whether real or personal, interests, assets or rights owned or held by or on behalf of the Company at such time.
          “Transfer” shall mean any sale, assignment, transfer, conveyance, pledge, encumbrance, grant or other disposition, direct or indirect, voluntary, involuntary, or by operation of law, and with or without consideration, by a Member.
          “Transferee” shall mean any Person to whom a Transfer of Units is made.
          “Transferor” shall mean any Member who makes a Transfer of Units.

          “Units” shall mean units of ownership interest in the Company into which the Members’ ownership interests in the Company are divided. The initial Units are set forth opposite each Member’s name on Schedule 1, and thereafter the Units held by a Member or a Member shall be reflected in the Unit Journal.
          “Valuation Date” shall mean the end of the Company’s fiscal year coinciding with or preceding the date of the Event. If the Company has not then had any fiscal year end, the Valuation Date shall be the end of the calendar month coinciding with or preceding the date of the Event.
          “Voting Units shall mean Units which entitle the holders thereof to Financial Rights and Governance Rights.
          “Yung Siblings” shall mean William J. Yung, IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Yung, and Scott A. Yung.
     9.2 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given and received on date of delivery if delivered personally or by facsimile, or on the second day after deposit in the United States mail if mailed by prepaid first-class registered or certified mail, addressed to such Member or Manager at such Member’s or Manager’s address in the records of the Company.
     9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi.
     9.4 Successors and Assigns. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the Members and their respective heirs, executors, administrators, successors and permitted assigns. Any person acquiring or claiming an interest in the Company, in any manner whatsoever, shall be subject to and bound by all the terms, conditions and obligations of this Agreement to which its predecessor in interest was subject or bound, without regard to whether such person has executed this Agreement or a counterpart hereof or any other document contemplated hereby. No person shall have any rights or obligations relating to the Company greater than those set forth in this Agreement, and no person shall acquire an interest in the Company or become a Member except as permitted by the terms of this Agreement.
     9.5 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which, for all purposes, shall be deemed an original, and all of which constitute, collectively, one and the same Agreement. In addition, this Agreement may contain more than one counterpart signature page and may be executed by the affixing of the signature of each of the Members to one of such counterpart signature pages, and all such counterpart signature pages shall be read as one and shall have the same force and effect as though all the signers had signed the same signature page.

     9.6 Additional Assurances. Upon the request of the Company, each Member agrees to perform all further acts and execute, acknowledge and deliver any documents which the Company deems reasonably necessary to effectuate the provisions of this Agreement.
     9.7 Entire Agreement; Amendment of Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, understandings and agreements in regard hereto. This Agreement may be amended only by a writing signed by all of the parties hereto and by not less than 5/7 of the then living Yung Siblings.
     9.8 Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that such party may have to maintain any action for partition with respect to the Property.
     9.9 No Waiver. Failure or delay of any party in exercising any right or remedy under this Agreement, or any other agreement between the parties, or otherwise, will not operate as a waiver thereof. The express waiver by any party of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver will be effective unless and until it is in written form and signed by the waiving party.
     9.10 Gender and Number. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.
     9.11 Headings. The captions in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement. References in this Agreement to any Article, Section, Paragraph, Subparagraph or Schedule are to the same contained in this Agreement.
     9.12 Validity and Severability. The invalidity, illegality or unenforceability of any provision of this Agreement or the application thereof to any person or circumstance, to any extent, for any reason, shall not affect the validity, legality, or enforceability of the remainder of such provision, or any other provision hereof or the application of any provision to any other person or circumstance, and such provision under this Agreement shall be reformed to the extent necessary to effectuate the foregoing, it being intended that the rights and obligations of the parties hereto be enforceable to the fullest extent permitted by law.
     9.13 No Third Party Rights. This Agreement and the covenants and agreements contained herein are solely for the benefit of the parties hereto. No other person shall be entitled to enforce or make any claims, or have any right pursuant to the provisions of this Agreement.
     The undersigned have signed this Agreement as of the date set forth above.

COLUMBIA PROPERTIES VICKSBURG, LLC		THE JMBS CASINO TRUST
f/b/o William J.Yung, IV

By:	/s/ William J. Yung	By:	/s/ Joseph A. Yung
	William J. Yung, III, Manager		Joseph A. Yung, Trustee

THE JMBS CASINO TRUST		THE JMBS CASINO TRUST
f/b/o Joseph A. Yung		f/b/o Julie A. Haught

By:	/s/ Joseph A. Yung	By:	/s/ Joseph A. Yung
	Joseph A. Yung, Trustee		Joseph A. Yung, Trustee

THE JMBS CASINO TRUST		THE JMBS CASINO TRUST
f/b/o Judith A. Yung		f/b/o Jennifer A. Yung

By:	/s/ Joseph A. Yung	By:	/s/ Joseph A. Yung
	Joseph A. Yung Trustee		Joseph A. Yung, Trustee

THE JMBS CASINO TRUST		THE JMBS CASINO TRUST
f/b/o Michele M. Yung		f/b/o Scott A. Yung

By:	/s/ Joseph A. Yung	By:	/s/ Joseph A. Yung
	Joseph A. Yung, Trustee		Joseph A. Yung, Trustee

By:	/s/ William J. Yung
William J. Yung III